EXHIBIT 21.1

SUBDIARIES OF THE COMPANY

ACTIVE DOMESTIC SUBSIDIARIES

Westaff (USA), Inc.

Mediaworld International

Westaff Support, Inc.

INACTIVE DOMESTIC SUBSIDIARIES

Western Medical Services, Inc.

ACTIVE FOREIGN SUBSIDIARIES

Australia:
Westaff (Australia) Pty Ltd

Denmark:

Westaff A/S

New Zealand:

Westaff NZ Limited

Norway:

Westaff AS

Singapore:

Westaff (Singapore) Pte Ltd

United Kingdom:

Westaff (U.K.) Limited

Western Staff Services (UK) Limited

INACTIVE FOREIGN SUBSIDIARIES:

Australia:
Western Personnel Services Pty. Ltd.

Western Temporary Services Pty Limited

Mexico

Westaff de Mexico, S.A. de C.V.